                                  EXHIBIT 2.1












                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                               CONCORD EFS, INC.,



                                   CEFT, INC.



                                       AND



                        ELECTRONIC PAYMENT SERVICES, INC.



                          DATED AS OF NOVEMBER 20, 1998

                          AGREEMENT OF PLAN AND MERGER

                                TABLE OF CONTENTS


                                                               ARTICLE I
                                                                                                               Page

                 THE MERGER.......................................................................................2
         Section 1.1       The Merger.............................................................................2
         Section 1.2       Effective Time.........................................................................2
         Section 1.3       Effects of the Merger..................................................................2
         Section 1.4       Charter and Bylaws; Directors and Officers.............................................2
         Section 1.5       Conversion of Securities...............................................................3
         Section 1.6       Parent to Make Certificates Available..................................................3
         Section 1.7       Dividends; Transfer Taxes; Withholding.................................................4
         Section 1.8       No Fractional Securities...............................................................5
         Section 1.9       Return of Exchange Fund................................................................5
         Section 1.10      Adjustment of Exchange Ratio...........................................................5
         Section 1.11      No Further Ownership Rights in Company Common Stock....................................6
         Section 1.12      Closing of Company Transfer Books......................................................6
         Section 1.13      Lost Certificates......................................................................6
         Section 1.14      Further Assurances.....................................................................6
         Section 1.15      Closing; Closing Deliveries............................................................6


                                                              ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................................................8
         Section 2.1       Organization, Standing and Power.......................................................8
         Section 2.2       Capital Structure......................................................................9
         Section 2.3       Authority.............................................................................10
         Section 2.4       Consents and Approvals; No Violation..................................................10
         Section 2.5       SEC Documents and Other Reports.......................................................11
         Section 2.6       Joint Proxy Statement.................................................................12
         Section 2.7       Absence of Certain Changes or Events..................................................12
         Section 2.8       Permits and Compliance; Defaults......................................................12
         Section 2.9       Tax Matters...........................................................................13
         Section 2.10      Actions and Proceedings...............................................................13
         Section 2.11      Certain Agreements....................................................................14
         Section 2.12      ERISA.................................................................................14
         Section 2.13      Compliance with Worker Safety and Environmental Laws..................................15
         Section 2.14      Labor Matters.........................................................................15
         Section 2.15      Intellectual Property.................................................................16
         Section 2.16      Opinion of Financial Advisor..........................................................16
         Section 2.17      Required Vote of Parent Stockholders..................................................16
         Section 2.18      Pooling of Interests; Reorganization..................................................16


                                                          ARTICLE III

         Section 2.19      Brokers...............................................................................16
         Section 2.20      Operations of Sub.....................................................................16

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................17
         Section 3.1       Organization, Standing and Power......................................................17
         Section 3.2       Capital Structure.....................................................................17
         Section 3.3       Authority.............................................................................18
         Section 3.4       Consents and Approvals; No Violation..................................................18
         Section 3.5       Financial Statements..................................................................19
         Section 3.6       Joint Proxy Statement.................................................................19
         Section 3.7       Absence of Certain Changes or Events..................................................20
         Section 3.8       Permits and Compliance; Defaults......................................................20
         Section 3.9       Tax Matters...........................................................................20
         Section 3.10      Actions and Proceedings...............................................................21
         Section 3.11      Certain Agreements....................................................................22
         Section 3.12      ERISA.................................................................................22
         Section 3.13      Compliance with Worker Safety and Environmental Laws..................................23
         Section 3.14      Labor Matters.........................................................................23
         Section 3.15      Intellectual Property.................................................................23
         Section 3.16      Opinion of Financial Advisor..........................................................24
         Section 3.17      Required Vote of Company Stockholders.................................................24
         Section 3.18      Pooling of Interests; Reorganization..................................................24
         Section 3.19      Brokers...............................................................................24


                                                              ARTICLE IV

                 COVENANTS RELATING TO CONDUCT OF BUSINESS.......................................................24
         Section 4.1       Conduct of Business Pending the Merger................................................24
         Section 4.2       Pooling of Interests; Reorganization..................................................27


                                                              ARTICLE V

                 ADDITIONAL AGREEMENTS...........................................................................27
         Section 5.1       Stockholder Meetings..................................................................27
         Section 5.2       Preparation of the Joint Proxy Statement..............................................27
         Section 5.3       Access to Information.................................................................28
         Section 5.4       Compliance with the Securities Act....................................................28
         Section 5.5       Listing of Parent Common Stock........................................................29
         Section 5.6       Fees and Expenses.....................................................................29
         Section 5.7       Company Stock Plan.  .................................................................29
         Section 5.8       Reasonable Best Efforts...............................................................30
         Section 5.9       Public Announcements..................................................................31
         Section 5.10      Real Estate Transfer and Gains Tax....................................................31

         Section 5.11      Indemnification; Directors and Officers Insurance.....................................31
         Section 5.12      Notification of Certain Matters.......................................................32
         Section 5.13      Employee Matters......................................................................32
         Section 5.14      Registration Rights Agreement.........................................................33


                                                              ARTICLE VI

                 CONDITIONS PRECEDENT TO THE MERGER..............................................................33
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger............................33
         Section 6.2       Conditions to Obligation of the Company to Effect the Merger..........................34
         Section 6.3       Conditions to Obligations of Parent and Sub to Effect the Merger......................35


                                                             ARTICLE VII

                 TERMINATION, AMENDMENT AND WAIVER...............................................................37
         Section 7.1       Termination...........................................................................37
         Section 7.2       Effect of Termination.................................................................40
         Section 7.3       Amendment.............................................................................40
         Section 7.4       Waiver................................................................................40


                                                            ARTICLE VIII

                 GENERAL PROVISIONS..............................................................................40
         Section 8.1       Non-Survival of Representations and Warranties........................................40
         Section 8.2       Notices...............................................................................40
         Section 8.3       Interpretation........................................................................41
         Section 8.4       Counterparts..........................................................................42
         Section 8.5       Entire Agreement; No Third-Party Beneficiaries........................................42
         Section 8.6       Governing Law.........................................................................42
         Section 8.7       Assignment............................................................................42
         Section 8.8       Severability..........................................................................42
         Section 8.9       Enforcement of this Agreement.........................................................42




         Exhibits

                  Exhibit A       Form of Company Voting Agreement
                  Exhibit B       Form of Parent Voting Agreement
                  Exhibit C       Form of Company Affiliate Letter
                  Exhibit D       Form of Parent Affiliate Letter
                  Exhibit E       Form of Registration Rights Agreement

                             TABLE OF DEFINED TERMS

Defined Term                                                                                                Section
Agreement..................................................................................................Forepart
Bank Act........................................................................................................2.4
Blue Sky Laws...................................................................................................2.4
Certificate of Merger...........................................................................................1.2
Certificates.................................................................................................1.6(b)
Closing.....................................................................................................1.15(c)
Closing Date................................................................................................1.15(a)
Code.......................................................................................................Recitals
Company....................................................................................................Forepart
Company Affiliate Letter.....................................................................................5.4(a)
Company Business Personnel.....................................................................................3.14
Company Bylaws...............................................................................................1.4(a)
Company Charter..............................................................................................1.4(a)
Company Common Stock.......................................................................................Recitals
Company Contract...............................................................................................3.11
Company Diluted Share Amount.................................................................................1.5(c)
Company Letter...............................................................................................3.2(a)
Company Permits..............................................................................................3.8(a)
Company Plan................................................................................................3.12(c)
Company Preferred Stock......................................................................................3.2(a)
Company Stock Options........................................................................................3.2(a)
Company Stock Plan...........................................................................................3.2(a)
Company Stockholder Meeting.....................................................................................5.1
Company Voting Agreement...................................................................................Recitals
Confidentiality Agreement.......................................................................................5.3
Constituent Corporations...................................................................................Forepart
Coordination Agreement.....................................................................................Recitals
D&O Insurance..................................................................................................5.11
DGCL............................................................................................................1.1
Effective Time..................................................................................................1.2
Environmental Laws.............................................................................................2.13
ERISA.......................................................................................................2.12(a)
ERISA Affiliate.............................................................................................2.12(c)
Exchange Act....................................................................................................2.4
Exchange Agent...............................................................................................1.6(a)
Exchange Fund................................................................................................1.6(a)
Exchange Ratio...............................................................................................1.5(c)
Gains Taxes....................................................................................................5.10
Governmental Entity.............................................................................................2.4
HSR Act.........................................................................................................3.4
Intellectual Property Rights................................................................................2.15(a)
IRS.............................................................................................................2.9

Joint Proxy Statement...........................................................................................2.6
Knowledge of Parent............................................................................................2.10
Knowledge of Company...........................................................................................3.10
Material Adverse Change.........................................................................................2.1
Material Adverse Effect.........................................................................................2.1
Merger.....................................................................................................Recitals
Parent.....................................................................................................Forepart
Parent Affiliate Letter......................................................................................5.4(b)
Parent Annual Report.........................................................................................2.2(c)
Parent Business Personnel......................................................................................2.14
Parent Bylaws...............................................................................................1.15(b)
Parent Charter..............................................................................................1.15(b)
Parent Common Stock........................................................................................Recitals
Parent Letter...................................................................................................2.2
Parent Multiemployer Plan...................................................................................2.12(c)
Parent Permits...............................................................................................2.8(a)
Parent Plan.................................................................................................2.12(c)
Parent Preferred Stock.......................................................................................2.2(a)
Parent SEC Documents............................................................................................2.5
Parent Stock Plans...........................................................................................2.2(a)
Parent Stockholder Meeting......................................................................................5.1
Parent Voting Agreement....................................................................................Recitals
Registration Rights Agreement..................................................................................5.14
Rule 145 Affiliates..........................................................................................5.4(a)
SEC..........................................................................................................2.2(c)
Securities Act..................................................................................................2.3
Share Issuance..................................................................................................2.3
Stay Bonuses...................................................................................................5.13
Stockholder Meetings............................................................................................5.1
Sub........................................................................................................Forepart
Subsidiary......................................................................................................2.1
Substitute Option...............................................................................................5.7
Surviving Corporation...........................................................................................1.1
Tax Return......................................................................................................2.9
Taxes...........................................................................................................2.9
Worker Safety Laws.............................................................................................2.13

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of November 20, 1998 (this "Agreement"), among Concord EFS, Inc., a Delaware corporation ("Parent"), CEFT, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Electronic Payment Services, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


                  WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company will be converted into shares of Common Stock, par value $.33 1/3 per share, of Parent ("Parent Common Stock");

                  WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders;

                  WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently herewith certain of the stockholders of the Company and Parent are entering into a Voting Agreement dated as of the date hereof (the "Company Voting Agreement") in the form attached as Exhibit A;

                  WHEREAS, in order to induce Parent and Sub to enter into this Agreement and to set forth in writing certain matters relating to the Merger, certain of the stockholders of the Company, the Company and Parent are entering into a Coordination Agreement dated as of the date hereof (the "Coordination Agreement");

                  WHEREAS, in order to induce the Company to enter into this Agreement, concurrently herewith certain of the stockholders of Parent and the Company are entering into a Voting Agreement dated as of the date hereof (the "Parent Voting Agreement") in the form attached as Exhibit B;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual written consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for recording or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing.

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  Section 1.4 Charter and Bylaws; Directors and Officers. (a) At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Amended and Restated By-laws of the Company (the "Company Bylaws"), as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Company Charter.

                  (b) The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                  (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company shall be canceled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.8, 1.10 and 7.1(i) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into 7.9111 (such number being the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Parent Common Stock (the Exchange Ratio being determined by dividing (i) 32,310,000 by (ii) the aggregate number of shares of Company Common Stock outstanding as of the date hereof determined on a fully diluted basis assuming all options obligating the Company to issue, sell, deliver or cause to be issued, delivered or sold any additional shares of Company Common Stock or any other capital stock (or other voting securities or equity equivalents) of the Company had been fully exercised as of the date hereof (the "Company Diluted Share Amount")). In the event the Company Diluted Share Amount immediately prior to the Effective Time shall exceed 4,084,127, the Exchange Ratio shall be appropriately adjusted. All shares of Company Common Stock outstanding immediately prior to the Effective Time, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive any dividends and other distributions in accordance with Section 1.7, certificates representing the shares of Parent Common Stock into which such shares are converted and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.6. At the Effective Time, each Company Stock Option (as defined herein) shall become and represent a Substitute Option (as defined herein) in accordance with Section 5.7.

                  (d) Each issued and outstanding share of Company Preferred Stock (as defined herein) shall remain issued and outstanding as a share of capital stock of the Surviving Corporation.

                  Section 1.6 Parent to Make Certificates Available. (a) Exchange of Certificates. Parent shall authorize such person or persons as shall be reasonably acceptable to Parent and the Company to act as Exchange Agent hereunder (the "Exchange Agent"). Prior to the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(c) for exchange with outstanding shares of Company Common Stock, and cash as required to make payments in lieu of any fractional shares pursuant to Section 1.8 (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.5(c) out of the Exchange Fund.

                  (b) Exchange Procedures. Parent shall instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares). If requested by the Company prior to the Closing Date, Parent shall instruct the Exchange Agent to make such letters of transmittal available at the location of the Closing, and shall cause the Exchange Agent to be available at such location to receive, from record holders of Certificates wishing to surrender them, such letters of transmittal along with the related Certificates. Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional share in accordance with Section 1.8 and certain dividends and other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be canceled.

                  Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.6, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions or cash in lieu of fractional shares be entitled to receive interest on such dividends or other distributions or cash in lieu of fractional shares. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the last reported sale price per share of Parent Common Stock on the Nasdaq National Market System ("Nasdaq") on the Closing Date (or, if the shares of Parent Common Stock do not trade on Nasdaq on such date, the trading day immediately preceding the Closing Date) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this
Section 1.8.

                  Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for 60 days after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of shares of Company Common Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 1.10 Adjustment of Exchange Ratio. In the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock or any change or conversion of Parent Common Stock into other securities (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio, as so adjusted.

                  Section 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

                  Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

                  Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

                  Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.15 Closing; Closing Deliveries. (a) The closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 a.m., local time, no later than the fifth business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) or at such other time and place as Parent and the Company shall agree (the date of the Closing is referred to herein as the "Closing Date").

                  (b) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Parent shall deliver to the Company all of the following:

                  (i) a copy of the Certificate of Incorporation of Parent (the "Parent Charter"), certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of Parent, issued as of a recent date by the Secretary of State of the State of Delaware;

                  (iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Parent Charter since a specified date; (B) the Bylaws of Parent (the "Parent Bylaws"); (C) the resolutions of the Board of Directors of Parent; authorizing the execution and performance of this Agreement and the transactions contemplated herein; (D) the resolutions of the stockholders of Parent approving the Share Issuance (as hereinafter defined); and (E) the incumbency and signatures of the officers of Parent executing this Agreement;

                  (iv) the certificates contemplated by Section 6.2(a), duly executed by the Chief Executive Officer and the Chief Financial Officer of Parent;

                  (v) all consents, waivers or approvals obtained by Parent with respect to the consummation of the transactions contemplated by this Agreement; and

                  (vi) the Registration Rights Agreement (as hereinafter defined), duly executed by Parent.

                  (c) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing Sub shall deliver to the Company all of the following:

                  (i) a copy of the Certificate of Incorporation of Sub certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of Sub, issued as of a recent date by the Secretary of State of the State of Delaware; and

                  (iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Certificate of Incorporation of Sub since a specified date; (B) the Bylaws of Sub;
         (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein and the written consent of Parent in its capacity as sole stockholder of Sub adopting this Agreement in accordance with
         Section 251 of the DGCL; and (D) the incumbency and signatures of the officers of Sub executing this Agreement.

                  (d) Subject to fulfillment or waiver of the conditions set forth in Article VI, at the Closing the Company shall deliver to parent all of the following:

                  (i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Delaware;

                  (ii) a certificate of good standing of the Company, issued as of a recent date by the Secretary of State of the State of Delaware;

                  (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since a specified date; (B) the Company Bylaws; (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated herein and the resolutions of the stockholders of the Company adopting this Agreement in accordance with Section 251 of the DGCL; and (D) the incumbency and signatures of the officers of the Company executing this Agreement;

                  (iv) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement; and

                  (v) the certificates contemplated by Section 6.3(a) duly executed by the Chief Executive Officer and the Chief Financial Officer of the Company.


                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a)

"Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any event, change or effect that is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; provided, however, that in determining whether a Material Adverse Change or Material Adverse Effect has occurred with respect to either referenced party, any change or effect, to the extent it is attributable to (A) any change in general economic conditions, (B) matters affecting companies in the same or similar industries to the industries in which the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, operate or (C) the execution, public announcement or existence of this Agreement, shall not be considered when determining whether a Material Adverse Change or Material Adverse Effect has occurred; and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

                  Section 2.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock. At the close of business on November 11, 1998, (i) 97,815,178 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Parent Common Stock were held in treasury of Parent or by Subsidiaries of Parent, and (iii) 9,388,319 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options ("Parent Stock Options") to purchase or otherwise acquire shares of Parent Common Stock under Parent's benefit plans or arrangements or pursuant to any plans assumed by Parent in connection with any acquisition, business combination or similar transaction, other than the Merger (collectively, the "Parent Stock Plans"), except as set forth in Section 2.2 of the letter dated as of the date hereof from Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"). As of the date of this Agreement, except as set forth in Section 2.2 of the Parent Letter, except as set forth above and except for the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement and (ii) as set forth above, there are no options, warrants, calls, rights, puts or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement.

                  (b) As of the date of this Agreement, each outstanding share of capital stock (or other voting security or equity equivalent) of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share (or other voting security or equity equivalent) is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) Except as set forth in Section 2.2 of the Parent Letter,
Exhibit 21 to Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Parent Annual Report", as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC.

                  Section 2.3 Authority. On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub declared the Merger advisable and fair to and in the best interest of Parent and Sub, respectively, and their respective stockholders, and approved and adopted this Agreement in accordance with the DGCL, and the Board of Directors of Parent has resolved to recommend the approval by Parent's stockholders of the issuance of Parent Common Stock in connection with the Merger (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, and, subject to approval by the stockholders of Parent of the Share Issuance, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to (x) approval by the stockholders of Parent of the Share Issuance and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement and the consummation of the transactions contemplated hereby have been approved by the sole stockholder of Sub. This Agreement has been duly executed and delivered by Parent and Sub, and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Share Issuance has been duly authorized by Parent's Board of Directors.

                  Section 2.4 Consents and Approvals; No Violation. Except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or the Parent Bylaws or the Certificate of Incorporation or Bylaws of Sub, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Bank Holding Company Act of 1956, as amended (the "Bank Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder the "Securities Act"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the taxes described in Section 5.10, (iv) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and Nasdaq, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 2.5 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                  Section 2.6 Joint Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the joint proxy statement relating to the Stockholder Meetings (as hereinafter defined) (together with any amendments or supplements thereto, the "Joint Proxy Statement") will, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent and the Company. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 2.7 of the Parent Letter, since December 31, 1997 Parent and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent) that would result in a Material Adverse Effect on Parent. Since December 31, 1997, there has been no Material Adverse Effect on Parent.

                  Section 2.8 Permits and Compliance; Defaults. (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to be in possession of any of the Parent Permits or the failure of any such Parent Permit to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance in all material respects with their respective obligations under the Parent Permits, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) Neither Parent nor any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or
(C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent or Sub of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its

Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  Section 2.9 Tax Matters. Except as otherwise set forth in
Section 2.9 of the Parent Letter, (i) Parent and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (iii) Parent and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent; (iv) any Tax Returns referred to in clause
(i) relating to federal income Taxes have been examined by the Internal Revenue Service (the "IRS") or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested. For purposes of this
Agreement: (i) "Taxes" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement and except as set forth in Section 2.10 of the Parent Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, or, to the Knowledge of Parent, against any of the present or former directors or officers of Parent or any of its Subsidiaries, as such, or any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent. Except as set forth in Section 2.10 of the Parent Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former directors or officers, as such, or any of its or their properties, assets or business or any Parent

Plan that, individually or in the aggregate, would have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former officers or directors, as such, or any of its or their properties, assets or business or any Parent Plan relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge of the individuals identified in Section 2.10 of the Parent Letter.

                  Section 2.11 Certain Agreements. Neither Parent nor any of its Subsidiaries is a party to any contract, agreement or arrangement which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Parent SEC Documents. Each contract, agreement or arrangement of Parent or its Subsidiaries which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) is valid and binding on Parent or its respective Subsidiary, as applicable, and in full force and effect and Parent and each Subsidiary has performed all obligations required to be performed by it to the date hereof under each such contract, agreement or arrangement in all material respects, except where the failure of such contracts to be valid and binding or the failure of any such obligation to have been performed would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.12 ERISA. (a) Except as would not have a Material Adverse Effect on Parent, (i) each Parent Plan complies in all respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, and
(ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan. Neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Multiemployer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so. Except as would not have a Material Adverse Effect on Parent, no Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

                  (b) With respect to the Parent Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any ERISA Affiliate or Parent Plan fiduciary could be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, and other than any liability which would not have a Material Adverse Effect on Parent. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multiemployer Plan that such Parent Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Except as disclosed in Section 2.12 of the Parent Letter, neither the Parent nor any of its ERISA Affiliates has any material liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                  (c) As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Parent Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                  Section 2.13 Compliance with Worker Safety and Environmental Laws. To the Knowledge of Parent, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                  Section 2.14 Labor Matters. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Parent, threatened in writing with respect to Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of

Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

                  Section 2.15 Intellectual Property. (a) Parent and its Subsidiaries have, through ownership or licensing, all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary to conduct the business of Parent and its Subsidiaries as currently conducted by Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on Parent. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

                  (b) Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement or in Section 2.15 of the Parent Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the Knowledge of Parent, threatened that challenge or question Parent's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on Parent.

                  Section 2.16 Opinion of Financial Advisor. Parent has received the written opinion of William Blair & Company L.L.C., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                  Section 2.17 Required Vote of Parent Stockholders. The affirmative vote of a majority of the shares present in person or by proxy at the Parent Stockholder Meeting (as hereinafter defined) and entitled to vote on the Share Issuance is required to approve the Share Issuance. No other vote of the securityholders of Parent is required by law, the Parent Charter or the Parent Bylaws or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  Section 2.18 Pooling of Interests; Reorganization. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 2.19 Brokers. No broker, investment banker or other person, other than William Blair & Company L.L.C., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  Section 2.20 Operations of Sub. Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. (a) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,500,000 shares of preferred stock, par value $163.60 per share ("Company Preferred Stock"). As of the close of business on November 18, 1998, (i) 3,752,375 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights except as set forth in Section 3.2 of the letter dated the date hereof from the Company to Parent which relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), (ii) 4,600 shares of Company Preferred Stock were issued and outstanding, all of which were validly issued, fully paid, nonassessable and free of preemptive rights, (iii) no shares of Company Common Stock or Company Preferred Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iv) 331,752 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the "Company Stock Options") to purchase shares of Company Common Stock pursuant to the Company's Amended and Restated 1995 Stock Option Plan (the "Company Stock Plan"). As of the date of this Agreement, except as set forth above and except for the issuance of shares of Company Common Stock pursuant to the Company Stock Plan in accordance with the terms thereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Section 3.2 of the Company Letter sets forth a list of each holder of Company Common Stock or Company Preferred Stock as of the close of business on November 18, 1998 and the number of shares of Company Common Stock and Company Preferred Stock held by each such holder as of such date. Except as set forth in Section 3.2 of the Company Letter and except as set forth above, as of the date of this Agreement, there are no options, warrants, calls, rights, puts or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or agreement. As of the date hereof, there are no dividends on the Company Preferred Stock that are past due.

                  (b) Each outstanding share of capital stock (or other voting security or equity equivalent, as the case may be) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security or equity equivalent, as the case may be) is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) Section 3.2 of the Company Letter sets forth a list of all Subsidiaries of the Company and the jurisdiction in which each such Subsidiary is organized.

                  Section 3.3 Authority. On or prior to the date of this Agreement, the Board of Directors of the Company declared the Merger advisable and fair to and in the best interest of the Company and its stockholders, approved and adopted this Agreement in accordance with the DGCL, resolved to recommend the approval and adoption of this Agreement by the Company's stockholders and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to (x) approval of this Agreement by the stockholders of the Company and (y) the filing of appropriate Merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  Section 3.4 Consents and Approvals; No Violation. Except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or
(iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for
(i) in connection, or in compliance, with the provisions of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or the Bank Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings as may be required in connection with the taxes described in Section 5.10, (iv) applicable requirements, if any, of Blue Sky Laws, and (v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  Section 3.5 Financial Statements. Section 3.5 of the Company Letter contains (i) the audited consolidated balance sheets of the Company as of December 31, 1997 and 1996 and the audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company for the years ended December 31, 1997 and 1996 and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1998 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the nine months then ended. Except as set forth therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except that the unaudited financial statements do not contain footnotes and are subject to normal year-end adjustments), and such financial statements present fairly, in all material respects, in accordance with generally accepted accounting principles the consolidated financial position and results of operations of the Company, as of their respective dates and for the respective periods covered thereby. Except as disclosed in such financial statements or as required by generally accepted accounting principles, the Company has not, since December 31, 1997, made any change in the accounting practices or policies applied in the preparation of financial statements.

                  Section 3.6 Joint Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time of the mailing of the Joint Proxy Statement and at the time of each of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholder Meetings any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required at that time to be described in the Joint Proxy Statement, the Company will provide to Parent the needed information so that Parent may describe such event.

                  Section 3.7 Absence of Certain Changes or Events. Except as disclosed in Section 3.7 of the Company Letter, since December 31, 1997, the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), that would result in a Material Adverse Effect on the Company. Since December 31, 1997 there has been no Material Adverse Effect on the Company.

                  Section 3.8 Permits and Compliance; Defaults. (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of any of the Company Permits or the failure of any such Company Permits to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all material respects with their respective obligations under the Company Permits, with only such exceptions, as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 3.8 of the Company Letter, neither the Company nor any of its Subsidiaries is in violation of (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except in the case of clauses (A), (B) and
(C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                  Section 3.9  Tax Matters. Except as otherwise set forth in
Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local and foreign, Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete would not, individually or in the aggregate, have a Material Adverse Effect on the Company;
(ii) all Taxes shown to be due on such Tax Returns have been timely paid or extensions for payment have been properly obtained, except to the extent that any failure to so pay or so obtain such an extension would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company;
(iv) any Tax Returns referred to in clause (i) relating to federal income Taxes have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; (vii) no withholding is required under Section 1445 of the Code in connection with the Merger; (viii) neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract or agreement, whether written or oral, that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or Section 162(m) of the Code; (ix) there has not been an ownership change, as defined in Section 382(g) of the Code, of the Company or any of its Subsidiaries that occurred during or after any taxable period in which the Company or any of its Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 1997, except in connection with the transactions contemplated pursuant to this Agreement; and (x) neither the Company nor any of its Subsidiaries is a party to any tax allocation or sharing agreement and neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or has any material liability for taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

                  Section 3.10 Actions and Proceedings. Except as set forth in
Section 3.10 of the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, against any of the present or former directors or officers of the Company or any of its Subsidiaries, as such, or any of its or their properties, assets or business or any Company Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former directors or officers, as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder. As of the date hereof, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former officers or directors, as such, or any of its or their properties, assets or business or any Company Plan relating to the transactions contemplated by this Agreement. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge of the individuals identified on Section 3.10 of the Company Letter.

                  Section 3.11 Certain Agreements. Except as set forth in
Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or (ii) as of the date of this Agreement, any contract, agreement or arrangement that is material to the business, properties, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Company Contract"). Each Company Contract is valid and binding on the Company or its Subsidiary, as applicable, and in full force and effect and the Company and each Subsidiary has performed the obligations required to be performed by it to the date hereof under each Company Contract in all material respects, except where the failure of such contracts to be valid and binding or the failure of such obligations to have been performed would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.12 ERISA. (a) Each Company Plan is listed in Section
3.12 of the Company Letter, and true and complete copies of each Company Plan have heretofore been made available to Parent. Except as would not have a Material Adverse Effect on the Company, each Company Plan complies in all respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Neither the Company nor any of its ERISA Affiliates has maintained, contributed to, or had any liability under, any pension plan subject to Title IV of ERISA or Section 302 of the Code.

                  (b) With respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course, and other than any liability which would not have a Material Adverse Effect on the Company. Except as disclosed in Section 3.12 of the Company Letter, neither the Company nor any of its ERISA Affiliates has any material liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                  (c) As used herein, "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, arrangement or understanding, in each case established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability.

                  (d) Section 3.12 of the Company Letter contains a list, and the Company has heretofore made available to Parent a true and complete copy, of all employment agreements with employees of the Company and each of its Subsidiaries.

                  Section 3.13 Compliance with Worker Safety and Environmental Laws. To the Knowledge of the Company, the properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable Worker Safety Laws and Environmental Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  Section 3.14 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of the Company, threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

                  Section 3.15 Intellectual Property. (a) The Company and its Subsidiaries have, through ownership or licensing, all Intellectual Property Rights as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually and in the aggregate, would not have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Section 3.15 of the Company Letter, there are no actions, suits or claims or administrative proceedings or investigations pending or, to the

Knowledge of the Company, threatened that challenge or question the Company's Intellectual Property Rights and that, individually or in the aggregate, would have a Material Adverse Effect on the Company.

                  Section 3.16 Opinion of Financial Advisor. The Company has received the written opinion of Salomon Smith Barney Inc., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

                  Section 3.17 Required Vote of Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class is required to adopt this Agreement. No other vote of the securityholders of the Company is required by law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

                  Section 3.18 Pooling of Interests; Reorganization. To the Knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  Section 3.19 Brokers. No broker, investment banker or other person, other than Salomon Smith Barney Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  Section 4.1 Conduct of Business Pending the Merger. (a) Except as expressly permitted by clauses (i) through (x) of this Section 4.1(a), during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent, which shall not be unreasonably withheld:

                  (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than (1) quarterly dividends by the Company on its outstanding Company Preferred Stock in accordance with the terms thereof or (2) dividends by the Company's Subsidiaries to the Company or another Subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock pursuant to the Company Stock Plan in accordance with its current terms;

                  (iii) amend its charter or by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than asset acquisitions that are in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries taken as a whole;

                  (v) sell, lease, license, mortgage, encumber or otherwise dispose of any of its properties or assets, other than sales, leases or licenses in the ordinary course of business consistent with past practice;

                  (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (A) indebtedness for borrowed money not exceeding $75,000,000 in aggregate principal amount outstanding at any one time, (B) indebtedness, guarantees, loans, advances, capital contributions and investments between the Company and any of its Subsidiaries or between any of such Subsidiaries, and (C) cash management activities carried on in the ordinary course of business consistent with past practice;

                  (vii) increase the compensation payable or to become payable to its, officers or employees (except for increases in the ordinary course of business consistent with past practice) or, grant any severance or termination pay (other than in the ordinary course of business consistent with past practice) to, or enter into or amend any employment agreement with, any current or former director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into, or, except as may be required to comply with applicable law, amend or take action to enhance or accelerate any rights or benefits under, any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer or employee, other than payment of bonuses for the year ended December 31, 1998 in the aggregate amount accrued prior to the date of this Agreement pursuant to the Company's 1998 Incentive Compensation Plan;

                  (viii) make any change to accounting policies or procedures (other than actions required to be taken by generally accepted accounting principles);

                  (ix) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $2,000,000 or, in the aggregate, are in excess of $25,000,000; or

                  (x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  (b)      Except as expressly permitted by clauses (i) through
(iv) of this Section 4.1(b), during the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course of its business as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section
4.1 of the Parent Letter, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company, which shall not be unreasonably withheld:

                  (i) (A) combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (B) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than pursuant to any Parent Plan or in connection with the cashless exercise of options by employees to purchase shares of Parent Common Stock;

                  (ii) amend its charter or by-laws or other comparable charter or organizational documents;

           (iii) make any acquisition, by means of merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, or enter into any other transaction of any kind, in each case, which could reasonably be expected to adversely effect the ability of Parent to consummate the Merger or the other transactions contemplated by this Agreement or delay or impede obtaining any consents or approvals of any Governmental Entity required under this Agreement or otherwise delay or impede the Closing; or

           (iv) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

           Section 4.2 Pooling of Interests; Reorganization. Unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall (a) knowingly take or fail to take any action, which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action, which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

           Section 5.1 Stockholder Meetings. Parent will, as soon as practicable following the date of this Agreement, and the Company will, duly call, give notice of, convene and hold a meeting of stockholders (respectively, the "Parent Stockholder Meeting" and the "Company Stockholder Meeting" and, collectively, the "Stockholder Meetings") for the purpose of considering the approval of this Agreement (in the case of the Company) and the Share Issuance (in the case of Parent). Parent will, through its Board of Directors, recommend to its stockholders approval of the Share Issuance and shall solicit such approval by its stockholders and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to the Company, such recommendation. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and shall solicit such approval by its stockholders and such Board of Directors shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation.

           Section 5.2 Preparation of the Joint Proxy Statement. The Company and Parent shall promptly prepare and Parent shall file with the SEC the Joint Proxy Statement. Parent shall also take any action reasonably required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

                  Section 5.3 Access to Information. (a) Subject to contractual and legal restrictions applicable to the Company or any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, statement and other document filed by it during such period pursuant to the requirements of federal or state banking laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, that the Company may provide information which is of a sensitive competitive nature in a form which minimizes the potential detriment to the Company from such disclosure while addressing the legitimate business objectives of Parent in seeking such information.

                  (b) Subject to contractual and legal restrictions applicable to Parent or any of its Subsidiaries, Parent shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the Company reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities or banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request; provided, that Parent may provide information which is of a sensitive competitive nature in a form which minimizes the potential detriment to Parent from such disclosure while addressing the legitimate business objectives of the Company in seeking such information.

                  (c) No investigation pursuant to this Section 5.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement, dated August 26, 1998 between Parent and the Company (the "Confidentiality Agreement"), all of the terms of which shall remain in full force and effect after the date hereof.

                  Section 5.4 Compliance with the Securities Act. (a) Section
5.4 of the Company Letter contains a list identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit C hereto (the "Company Affiliate Letter"), executed by each of such persons identified in the foregoing list. Prior to the Effective Time, the Company shall amend and supplement Section 5.4 of the Company Letter and use its reasonable best efforts to cause each additional person who is identified as a Rule 145 Affiliate of the Company to execute the Company Affiliate Letter.

                  (b) Section 5.4 of the Parent Letter contains a list identifying those persons who may be, at the time of the Parent Stockholder Meeting, affiliates of Parent under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to enter into a written agreement in substantially the form of Exhibit D hereto (the "Parent Affiliate Letter") within 30 days of the date hereof with each of such persons identified in the foregoing list, copies of which shall be delivered to the Company. Prior to the Effective Time, Parent shall amend and supplement Section 5.4 of the Parent Letter and use its reasonable best efforts to cause each additional person who is identified as an affiliate of Parent to execute the Parent Affiliate Letter.

                  Section 5.5 Listing of Parent Common Stock. Parent shall use its best efforts to continue the listing of the Parent Common Stock on Nasdaq during the term of this Agreement. Parent shall use its best efforts to list on Nasdaq, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger or pursuant to the Company Stock Options.

                  Section 5.6 Fees and Expenses. (a) Except as provided in this
Section 5.6 and Section 5.10, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by the Company pursuant to Section 7.1(f), then and only then Parent shall (without prejudice to any other rights the Company may have against Parent for breach of this Agreement) promptly pay to the Company a fee of $5,000,000.

                  Section 5.7 Company Stock Plan. At the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Plan shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options for shares of Parent Common Stock, unless in the reasonable judgment of Parent, based upon the advice of its independent public accountants, such payment would adversely affect the ability to account for the Merger under the pooling of interests method. After the Effective Time, except as provided above in this Section 5.7, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option immediately prior to or at the Effective Time. Within 15 days after the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock to be issued upon exercise of the Substitute Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Substitute Options remain outstanding.

                  Section 5.8 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including but not limited to: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and making all necessary registrations and filings (including filings with Governmental Entities) and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and the Bank Act), (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered into by any court or other Governmental Entity vacated or reversed, (iii) in the case of Parent, promptly, if required by any Governmental Entity in order to consummate Merger, taking all steps and making all undertakings to secure antitrust and bank regulatory clearance (including steps to effect the sale or other disposition of particular properties of Parent, its Subsidiaries and/or the Company and its Subsidiaries and to hold separate such properties pending such sale or other disposition),
(iv) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the Merger or the transactions contemplated by this Agreement, (v) permitting the other party to review any material communication delivered to, and consulting with the other party in advance of any meeting or conference with, any Governmental Entity relating to the Merger or the transactions contemplated by this Agreement or in connection with any proceeding by a private party, and giving the other party the opportunity to attend and participate in such meetings and conferences (to the extent permitted by such Governmental Entity or private party), (vi) obtaining of all necessary consents, approvals or waivers from third parties, and (vii) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

                  (b) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                   Section 5.9 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with and the approval of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

                  Section 5.10 Real Estate Transfer and Gains Tax. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion.

                  Section 5.11 Indemnification; Directors and Officers Insurance. For six years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers, employees or agents of the Company and of its Subsidiaries to the full extent permitted by law, any outstanding indemnification agreements, the Company Charter or the Company Bylaws, in each case for all acts or omissions occurring at or prior to the Effective Time, and shall periodically advance litigation expenses incurred by each such person in connection with defending any claim, action or investigation arising out of such acts or omissions (including the cost of any investigation and preparation incurred in connection therewith). Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Company's current and former directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  (b) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) conveys all or substantially all of its properties and assets to any person then, and in each case, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this
Section 5.11.

                   Section 5.12 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.13 Employee Matters. (a) Parent shall cause the Surviving Corporation to honor all employment, severance and indemnification agreements to which the Company or its Subsidiaries is a party as of the Effective Time.

                  (b) Immediately prior to the Effective Time, the Company shall use its reasonable best efforts to take all action required to terminate its Retirement Savings Plan such that all employees of the Company shall be entitled to receive a distribution therefrom without violating the terms of Section 401(k)(2)(B) of the Code and be eligible to roll over that distribution (or the otherwise eligible portion thereof), at their election, to an individual retirement account or to a comparable plan of the Parent or the Surviving Corporation which meets all of the requirements for qualification under Sections 401(a) and (k) of the Code. To the extent any Parent Plan (or any plan of the Surviving Corporation) shall be made applicable to any employee or former employee of the Company, Parent shall, or shall cause the Surviving Corporation to, grant to employees and former employees of the Company credit for service with the Company and its Subsidiaries (or service credited by the Company and its Subsidiaries) for the purposes of determining eligibility to participate in such plan and the employee's nonforfeitable interest in benefits thereunder and for purposes of calculating benefits thereunder (but subject to offset, if necessary, to avoid duplication of benefits). Parent shall (i) waive (or cause to be waived) any pre-existing condition limitations that might otherwise apply to employees or former employees of the Company and its Subsidiaries unless not waived under the Company's equivalent plan and (ii) recognize (or cause to be recognized) the dollar amount of all expenses incurred by employees or former employees of the Company and its Subsidiaries during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year, under the relevant welfare benefit plans of Parent or the Surviving Corporation. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Plan or any other employee benefit plan, program, agreement or policy in accordance with its terms or as requiring the

Surviving Corporation or Parent to offer to continue (other than as required by its terms) any written employment contract.

                  Section 5.14 Registration Rights Agreement. At or prior to the Effective Time, Parent shall enter into the Registration Rights Agreement, substantially in the form of Exhibit E (the "Registration Rights Agreement"), with each of the stockholders of the Company who or which elects to become a party thereto.


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and the Company Bylaws, and the Share Issuance shall have been approved by the requisite vote of the stockholders of Parent in accordance with applicable rules of Nasdaq, applicable law and the Parent Charter and the Parent Bylaws.

                  (b) Other Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Bank Act shall have expired or been terminated.

             (ii) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal shall have been obtained, shall have been made or shall have occurred.

                  (c) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

                  (d) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby which would have a Material Adverse Effect on the Company or Parent.

                  (e) Pooling. The Company shall have received the written opinion, dated as of the Effective Time, of the Philadelphia, Pennsylvania office of Ernst & Young LLP that Ernst

& Young LLP concurs with management's conclusion that the Company is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC. Parent shall have received the written opinion, dated as of the Effective Time, of the Memphis, Tennessee office of Ernst & Young LLP that Ernst & Young LLP concurs with management's conclusion that Parent is eligible to be a party to a business combination accounted for as a pooling of interests in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC, and that the Merger will qualify for pooling of interests accounting. Each of such written opinions shall be in form and substance reasonably satisfactory to the Company and Parent.

                  Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of such representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. The Company shall have received an opinion of Sidley & Austin in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

                  (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common

         Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                  (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                   (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Sidley & Austin may rely upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                  (c) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by Parent.

                  Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (b) Tax Opinion. Parent shall have received an opinion of Wyatt, Tarrant & Combs, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of
         Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by Parent, Sub or the Company as a result of the Merger;

                  (iii) no gain or loss will be recognized by the stockholders of the Company upon the conversion of their shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) the aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock;

                  (v) the holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holder's holding period for such shares of Company Common Stock, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

                  (vi) a stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

In rendering such opinion, Wyatt, Tarrant & Combs may rely upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if the other party shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 30 business days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

                  (c) by either Parent or the Company if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 30 business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

                  (d) by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on August 30, 1999; provided, however, that either party may by written notice to the other party delivered on or prior to August 30, 1999 extend such date until the day immediately preceding the first anniversary hereof if the failure of the Merger to be effected on or prior to August 30, 1999 shall have resulted from the failure of the conditions set forth in Section 6.1(b) to be satisfied; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by Parent if the stockholders of the Company do not approve this Agreement at the Company Stockholder Meeting or at any adjournment or postponement thereof;

                  (f) by Parent or the Company if the stockholders of Parent do not approve the Share Issuance at the Parent Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.1(f) if Parent has not complied with its obligations under Sections 5.1 and 5.2;

                  (g) by Parent if the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so;

                  (h) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have qualified or modified or withdrawn its recommendation of the Share Issuance or declaration that the Share Issuance is advisable and fair to and in the best interest of Parent and its stockholders, or shall have resolved to do so; or

                  (i) by the Company, upon written notice to Parent, at any time during the 10-day period after the Determination Date, if both of the following conditions are satisfied:

                  (1) the Average Closing Price shall be less than the product of (A) 0.80 and (B) the Starting Price; and

                  (2)(i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following provisions. The Company may withdraw such notice of termination at any time within the aforementioned 10-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the number obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the number obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Parent Ratio; provided, however, that Parent shall not have such option and may not make such election if the Exchange Ratio as adjusted pursuant to clause (i) or (ii) above would cause the total number of shares of Parent Common Stock (i) into which the shares of Company Common Stock are converted by virtue of the Merger and (ii) issuable upon exercise of all substitute Options, to be greater than or equal to 38,772,000. Any election by Parent pursuant to the preceding sentence shall be made by delivery of a written notice to the Company within such five-day period and shall specify the revised Exchange Ratio. Upon delivery of such notice by Parent, no termination shall be deemed to have occurred pursuant to this Section 7.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(i). Promptly after Parent gives notice of its election to adjust the Exchange Ratio hereunder, Parent and Company shall agree on a date to be the Closing Date under this Agreement, which date shall be not more than five business days after the date of delivery of such notice by Parent.

                  For purposes of this Section 7.1(i), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales price of Parent Common Stock as reported on the Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by Parent and the Company) for the 10 consecutive full trading days in which such shares are traded on the Nasdaq ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the third trading day prior to the Closing Date.

                  "Index Group" shall mean the six companies listed in Section
7.1 of the Parent Letter, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) listed opposite such Company in Section 7.1 of the Parent Letter shall be redistributed proportionately for purposes of determining the Index Price.

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed in Section 7.1 of the Parent Letter) of the average closing prices of the common stock of the companies composing the Index Group as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded during the period of 10 consecutive full trading days immediately preceding the date in question.

                  "Starting Date" shall mean the date of this Agreement.

                  "Starting Price" shall mean the average of the daily last sales price of Parent Common Stock as reported on the Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by Parent and the Company) for the 10 consecutive full trading days ending at the close of trading on the date hereof.

                  If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 7.1(i).

                  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.3(c) and the entirety of Section 5.6, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement. The Confidentiality Agreement shall remain in full force and effect notwithstanding the termination of this Agreement.

                  Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                  Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                                    Concord EFS, Inc.
                                    2525 Horizon Lake Drive
                                    Suite 120
                                    Memphis, TN  38133
                                    Attention: Edward A. Labry, III, President
                                    Facsimile No.: (901) 371-8157

                           with a copy to:

                                    Wyatt, Tarrant & Combs
                                    6075 Poplar Avenue, Suite 650
                                    Memphis, Tennessee 38119
                                    Attention:  R. Nash Neyland
                                    Facsimile No.: (901) 537-1010

                  (b)      if to the Company, to

                                    Electronic Payment Services, Inc.
                                    1100 Carr Road
                                    Wilmington, DE  19809
                                    Attention:  Marcia E. Heister
                                    Facsimile No.:  (302) 791-8762

                           with a copy to:

                              Sidley & Austin
                              1722 Eye Street, N.W.
                              Washington, D.C. 20006
                              Attention: David E. Teitelbaum
                              Facsimile No.: (202) 736-8711

                              and:

                              Sidley & Austin
                              One First National Plaza
                              Chicago, Illinois 60603
                              Attention: Imad I. Qasim
                              Facsimile No.: (312) 853-7036

                  Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Coordination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Article I and Sections 5.7, 5.11 and 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any attempted assignment in violation of this Section 8.7 shall be deemed to be void and of no force or effect.

                   Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

                   Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Confidentiality Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or the Confidentiality Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                            CONCORD EFS, INC.


                            By: /s/ Edward A. Labry III
                                -----------------------------------------------
                                Name:  Edward A. Labry III
                                Title:  President



                            CEFT, INC.


                            By: /s/ Edward A. Labry III
                                -----------------------------------------------
                                Name:  Edward A. Labry III
                                Title:  Vice President and Treasurer



                            ELECTRONIC PAYMENT SERVICES, INC.


                            By: /s/ Richard N. Garman
                                -----------------------------------------------
                                Name:  Richard N. Garman
                                Title:  President and Chief Executive Officer

                                                                       EXHIBIT A



                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of November 20, 1998 (this "Agreement") by the undersigned stockholder (the "Stockholder") of Electronic Payment Services, Inc., a Delaware corporation (the "Company"), for the benefit of Concord EFS, Inc., a Delaware corporation ("Parent").

                  WHEREAS, Parent, CEFT, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of November 20, 1998 (the "Merger Agreement"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $.33 1/3 per share, of Parent ("Parent Common Stock");

                  WHEREAS, stockholder owns 750,000 shares of Company Common Stock (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

                  1. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

                  2. Covenants of Stockholder. Until the termination of this Agreement in accordance with Section 5, the Stockholder agrees as follows:

                           (a) At the Company Stockholders Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the

         Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof.

                           (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against any amendment of the Company Charter or the Company Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

                           (c) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to the Subject Shares, and agrees not to commit or agree to take any of the foregoing actions.

                  3. Representations and Warranties. The Stockholder represents and warrants to Parent that (i) the Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, (ii) except as set forth on Schedule A, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares, (iii) the Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, in each case except as contemplated by this Agreement and except for the Participants' Agreement dated as of March 1, 1995 by and among the Company and Bank One Corporation, KeyCorp, National City Corporation, PNC Bank Corp. and First Union Corporation (as successor to CoreStates Financial Corp.), as amended, and the Coordination Agreement dated as of the date hereof among Parent, the Company, Bank One Corporation, KeyCorp, National City Corporation, PNC Bank Corp. and First Union Corporation (as successor to CoreStates Financial Corp.), (iv) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Stockholder and neither the execution, delivery and performance hereof by the Stockholder nor the compliance by the Stockholder with the agreements contained herein does or will (A) violate any law, statute, order, rule or regulation of any Governmental Entity applicable to or binding on the Stockholder or any of its properties or (B) contravene or result in any breach of or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any of the Stockholder's properties under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, charter, bylaw, or other agreement or document to which it is a party or by which it or any of its properties are bound or affected, and (v) this Agreement is the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                  4. Affiliates Letter. The Stockholder agrees to execute and deliver to Parent and the Company an Affiliate Letter in the form of Exhibit C to the Merger Agreement no later than 30 days following the date hereof.

                  5. Termination. The obligations of the Stockholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time; provided, that termination of this Agreement shall not relieve a party of its willful breach hereof.

                  6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                  7. Remedies. The Stockholder acknowledges that money damages would be an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Parent irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance.

                  8. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction. If in the opinion of Parent's independent accountants, any provision hereof would cause the Merger to be ineligible for "pooling of interest" accounting treatment, it shall be deemed to be ineffective and inapplicable.

                  9. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by the Stockholder and Parent.

                  10. Governing Law. This Agreement shall be governed by, and construed in accordance in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  11. Counterparts. For the convenience of the parties, this Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  13. Stockholder Capacity. Neither the Stockholder nor any designee of the Stockholder who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in its capacity as such director or officer. The Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in his or her capacity as an officer or director of the Company.


                                    ------------------------------


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Accepted and Agreed to as of the Date Noted Above:

--------------------


By:
    ----------------------------------
    Name:
    Title:

                                                                      Schedule A

                                                                       Exhibit B



                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of November 20, 1998 (this "Agreement") by the undersigned stockholder (the "Stockholder") of Concord EFS, Inc., a Delaware corporation ("Parent"), for the benefit of Electronic Payment Services, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Parent, CEFT, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of November 20, 1998 (the "Merger Agreement"), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $.33 1/3 per share, of Parent ("Parent Common Stock");

                  WHEREAS, stockholder owns __________ shares of Parent Common Stock (such shares of Parent Common Stock, together with any other shares of capital stock of Parent acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares"); and

                  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Stockholder agree, and in order to induce the Company to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

                  1. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

                  2. Covenants of Stockholder. Until the termination of this Agreement in accordance with Section 5, the Stockholder agrees as follows:

                           (a) At the Parent Stockholders Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the

         Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof.

                           (b) At any meeting of stockholders of Parent or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against any amendment of the Parent Charter or the Parent Bylaws or other proposal or transaction involving Parent or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

                  3. Representations and Warranties. The Stockholder represents and warrants to the Company that (i) the Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares,
(ii) the Stockholder does not own, of record or beneficially, any shares of capital stock of Parent other than the Subject Shares, (iii) the Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, (iv) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Stockholder and neither the execution, delivery and performance hereof by the Stockholder nor the compliance by the Stockholder with the agreements contained herein does or will (A) violate any law, statute, order, rule or regulation of any Governmental Entity applicable to or binding on the Stockholder or any of its properties or (B) contravene or result in any breach of or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any of the Stockholder's properties under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, charter, bylaw, or other agreement or document to which it is a party or by which it or any of its properties are bound or affected, and (v) this Agreement is the legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                      Affiliates Letter. The Stockholder agrees to execute and deliver to Parent and the Company an Affiliate Letter in the form of Exhibit D to the Merger Agreement no later than 30 days following the date hereof.

                  4. Termination. The obligations of the Stockholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time; provided, that termination of this Agreement shall not relieve a party of its willful breach hereof.

                  5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                  6. Remedies. The Stockholder acknowledges that money damages would be an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Company irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance.

                  7. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  8. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by the Stockholder and the Company.

                  9. Governing Law. This Agreement shall be governed by, and construed in accordance in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  10. Counterparts. For the convenience of the parties, this Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  12. Stockholder Capacity. Neither the Stockholder nor any designee of the Stockholder who is or becomes during the term hereof a director or officer of Parent makes any agreement or understanding herein in its capacity as such director or officer. The Stockholder signs solely in its capacity as the record holder and beneficial owner of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by the Stockholder or any designee of the Stockholder in his or her capacity as an officer or director of Parent.


                                    -------------------------------------------


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

Accepted and Agreed to as of the Date Noted Above:

ELECTRONIC PAYMENT SERVICES, INC.

--------------------


By:
    ----------------------------------
    Name:
    Title:

                                                                       Exhibit C





             FORM OF AFFILIATE LETTER FOR AFFILIATES OF THE COMPANY

Electronic Payment Services, Inc.
1100 Carr Road
Wilmington, DE  19809

Ladies and Gentlemen:

                  The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Electronic Payment Services, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined in paragraph (a) of Rule 144 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of November 20, 1998 (the "Merger Agreement") among Concord EFS, Inc., a Delaware corporation ("Parent"), CEFT, Inc., a Delaware corporation ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, the undersigned will receive shares of Common Stock, $.33 1/3 par value per share, of Parent (the "Parent Shares") in exchange for shares of common stock, par value $.01 per share, of the Company (the "Company Shares") owned by the undersigned or purchasable upon exercise of stock options.

         1. The undersigned represents, warrants and covenants to Parent that in the event the undersigned receives any Parent Shares as a result of the Merger:

                  A. The undersigned shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

                  B. The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent

Shares, to the extent the undersigned felt necessary, with the undersigned's counsel.

                  C. The undersigned has been advised that, because the sale, transfer or other disposition by the undersigned of the Parent Shares will not have been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Parent Shares issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 144 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. The undersigned understands that, unless the undersigned is a party to the Registration Rights Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. The undersigned also understands that there will be placed on the certificates for the Parent Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND CONCORD EFS, INC. (THE "COMPANY"), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY LOCATED AT 2525 HORIZON LAKE DRIVE, SUITE 120, MEMPHIS, TN 38133."

                  F. The undersigned also understands that unless a sale or transfer is made in conformity with the provisions of Rule 144, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION

         THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  G. The undersigned further represents to, and covenants with, Parent that the undersigned will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce the undersigned's risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any shares of capital stock of the Company or shares of the capital stock of Parent that the undersigned may hold and, furthermore, that the undersigned will not sell, transfer or otherwise dispose of or reduce the undersigned's risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Parent Shares received by the undersigned in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Notwithstanding the foregoing provisions of this paragraph 1(G), but subject to the other provisions of this letter, the undersigned understands that during the aforementioned period, subject to providing written notice to and obtaining the consent of Parent, which consent shall not be unreasonably withheld, the undersigned will not be prohibited from de minimis dispositions and charitable contributions or bona fide gifts of the Parent Shares which, in each case, will not disqualify the accounting for the Merger as a pooling of interests.

                  H. Execution of this letter should not be considered an admission on the undersigned's part that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

         2. By Parent's acceptance of this letter, Parent hereby agrees with the undersigned that certificates with the legends set forth in paragraphs 1(E) and
(F) above will be substituted by delivery of certificates without such legend if
(i) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 144(k) are then applicable to the undersigned, or (ii) the Parent has received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent to the effect that the restrictions imposed by Rule 144 under the Act no longer apply to the undersigned.

                                    Very truly yours,


                                    ------------------------------


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Its:

Agreed and accepted this ________ day
of November, 1998, by

CONCORD EFS, INC.



By:
    ----------------------------------
    Name:
    Title:

                                                                       Exhibit D



                FORM OF AFFILIATE LETTER FOR AFFILIATES OF PARENT

Concord EFS, Inc.
2525 Horizon Lake Drive
Suite 120
Memphis, TN  38133

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Concord EFS, Inc., a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission ("Commission"). Pursuant to the terms of the Agreement and Plan of Merger dated as of November 20, 1998 (the "Merger Agreement") among Parent, CEFT, Inc., a Delaware corporation ("Sub"), and Electronic Payment Services, Inc., a Delaware corporation (the "Company"), Sub will be merged with and into the Company (the "Merger").

                  I represent to, and covenant with, Parent that I will not, during the period beginning 30 days prior to the Effective Time (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk with respect to any shares of the capital stock of Parent ("Parent Stock") or the Company that I may hold. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to and obtaining the consent of Parent, which consent shall not be unreasonably withheld, I will not be prohibited from de minimis dispositions and charitable contributions or bona fide gifts of the Parent Stock which, in each case, will not disqualify the accounting for the Merger as a pooling of interests.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                    Very truly yours,


                                    -------------------------------------------


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Its:

Accepted this _________ day of
November, 1998, by

CONCORD EFS, INC.



By:
    ----------------------------------
    Name:
    Its:

                                                                      EXHIBIT E



                          REGISTRATION RIGHTS AGREEMENT

                   REGISTRATION RIGHTS AGREEMENT dated as of __________, 199_ among Concord EFS, Inc., a Delaware corporation (the "Issuer"), and the Investors (as defined herein).

                   WHEREAS, execution of this Agreement is a condition to the consummation of the merger of CEFT, Inc., a Delaware corporation ("Sub"), with and into Electronic Payment Services, Inc., a Delaware corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated as of November 20, 1998 (the "Merger Agreement") among the Issuer, Sub and the Company.

                   NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                   Section 1.1 Definitions. Terms used herein and not defined shall have the meaning given to such terms in the Merger Agreement. In addition, the following terms, as used herein, shall have the following respective meanings:

                   "Commission" means the Securities and Exchange Commission or any successor governmental body or agency.

                   "Common Stock" means the common stock, par value $.33 1/3 per share, of the Issuer.

                   "Demand Registration" has the meaning ascribed thereto in
Section 2.1(a).

                   "Demand Request" has the meaning ascribed thereto in Section 2.1(a).

                   "Disadvantageous Condition" has the meaning ascribed thereto in Section 2.4.

                   "Holder" means a person who owns Registrable Securities and is either (i) an Investor or (ii) a person that (A) is a transferee of an Investor's Registrable Securities or a successor or assignee of an Investor and
(B) agrees in writing to be bound by the terms of this Agreement as if such person were an Investor.

                   "Investors" means the parties listed as "Investors" on the signature pages hereto.

                   "Registrable Securities" means Common Stock acquired by the Holders pursuant to the Merger (and any shares of stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event) or otherwise. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as (i) such Registrable Securities have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission in accordance with this Agreement and declared effective under the Securities Act, (ii) the Issuer delivers to the Holders of such shares of Common Stock requesting registration pursuant to Section 2.1 or Section 2.2 hereof an opinion of counsel in form and substance reasonably satisfactory to such Holders and their counsel to the effect that the proposed sale or disposition of all Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, (iii) they shall have been otherwise sold, transferred or disposed of by a Holder to any Person that is not a Holder, or (iv) they shall have ceased to be outstanding.

                   "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration of securities pursuant to
Article II, including, without limitation, (i) the fees, disbursements and expenses of the Issuer's counsel and accountants (including in connection with the delivery of opinions and/or comfort letters) in connection with this Agreement and the performance of the Issuer's obligations hereunder; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of one or more registration statements hereunder; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (v) transfer agents' and registrars' fees and expenses in connection with such offering; (vi) all security engraving and security printing expenses; (vii) all fees and expenses payable in connection with the listing of the Registrable Securities on any securities exchange or automated interdealer quotation system on which the Common Stock is then listed; and (viii) all reasonable fees and expenses of one legal counsel for the Holders in connection with each Demand Registration and each Piggyback Registration, which legal counsel shall be selected by Holders owning a majority of the Registrable Securities then being registered; provided, that Registration Expenses shall exclude (x) all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of any securities, and (y) the fees and expenses of counsel for any Holder (other than pursuant to clause (viii)).

                   "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

                   "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Selling Holder" means any Holder who sells Registrable Securities pursuant to a public offering registered hereunder.

                   Section 1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.


                                    ARTICLE 2

                               REGISTRATION RIGHTS

                   Section 2.1. Demand Registration. (a) Subject to Section 2.1(b), upon written notice to the Issuer from a Holder or Holders holding a majority in interest of the Registrable Securities (the "Demand Request") requesting, pursuant to this Section 2.1, that the Issuer effect the registration under the Securities Act of any or all of the Registrable Securities held by such requesting Holders, which notice shall specify the intended method or methods of disposition of such Registrable Securities (each such registration being referred to herein, individually as a "Demand Registration" and collectively as the "Demand Registrations"), the Issuer shall prepare as soon as practicable and, within 15 days after such request, file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act for purposes of dispositions in accordance with the intended method or methods of disposition stated in such request within the later to occur of the first public release by the Issuer of 30 days of combined financial results of the Issuer and the Company and 30 days after the filing of such registration statement.

                   (b) The Holders shall collectively have the right to request two Demand Registrations after the date hereof; provided, however, that (i) the Holders may not make a Demand Request for 180 days following the earlier of (x) the sale of Registrable Securities having a market value at the time of the filing of the related registration statement of at least $200,000,000 pursuant to a Piggyback Registration, or (y) the termination of such offering prior to such sale; (ii) the Holders may not make a Demand Request before the later of
(x) April 30, 1999 or (y) 15 days following the first full calender month of combined operations by the Issuer and the Company; and (iii) the Holders may not make a Demand Request for 180 days following the earlier of (x) the sale of any Registrable Securities pursuant to a Demand Registration or (y) the termination of such offering prior to such sale. The method of disposition requested by Holders in connection with any Demand Registration may not, without the Issuer's written consent, be a Rule 415 Offering.

                   (c) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration requested by Holders pursuant to this
Section 2.1 shall not be deemed to have been effected, and, therefore, not requested and the rights of each Holder shall be deemed not to have been exercised for purposes of paragraph (a) above, (i) if such Demand Registration has not become effective under the Securities Act or (ii) if such Demand Registration, after it became effective under the Securities Act, was not maintained effective under the Securities Act (other than as a result of any stop order, injunction or other order or requirement of the Commission or other government agency or court solely on the account of a material misrepresentation or omission of a Holder) for at least 30 days (or such shorter period ending when all the Registrable Securities covered thereby have been disposed of pursuant thereto) and, as a result thereof, the Registrable Securities requested to be registered cannot be distributed in accordance with the plan of distribution set forth in the related registration statement. The Holders shall not lose their right to a Demand Registration under Section 2.1 if the Demand Registration related to such Demand Request is delayed or not effected in the circumstances set forth in this clause (c).

                   (d) The Issuer shall have the right to cause the registration of additional equity securities for sale for the account of the Issuer (but not any other person) in the registration of Registrable Securities requested by the Holders pursuant to Section 2.1(a) above, provided, that if such Holders are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in Section 2.3 that, in such underwriters' good faith view, all or a part of such Registrable Securities and additional equity securities cannot be sold and the inclusion of such Registrable Securities and additional equity securities in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional equity securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated first, to the Registrable Securities proposed to be included in the Demand Registration by the Holders and second, to the securities of the Issuer proposed to be included in such registration by the Issuer for sale for its own account. The Holders of the Registrable Securities to be offered pursuant to paragraph (a) above may require that any such additional equity securities be included by the Issuer in the offering proposed by such Holders on the same conditions as the Registrable Securities that are included therein.

                   (e) Within seven days after delivery of a Demand Request by a Holder, the Issuer shall provide a written notice to each Holder, advising such Holder of its right to include any or all of the Registrable Securities held by such Holder for sale pursuant to the Demand Registration and advising such Holder of procedures to enable such Holder to elect to so include Registrable Securities for sale in such Demand Registration. Any Holder may, within seven days of delivery to such Holder of a notice pursuant to this Section 2.1(e), elect to so include Registrable Securities in such Demand Registration by written notice to such effect to the Issuer specifying the number of Registrable Securities desired to be so included by such Holder. Any Holder who elects to include Registrable Securities in a Demand Registration may elect not to sell its Registrable Securities in such Demand Registration.

                   (f) If, in connection with a Demand Registration, the Holders who have requested to include their Registrable Securities in such Demand Registration are advised in writing by the lead or managing underwriter referred to in Section 2.3 that, in such underwriter's good faith view, all or a part of such Registrable Securities cannot be sold and the inclusion of such Registrable Securities would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated among the Holders who have requested to include their Registrable Securities in such Demand Registration, pro-rata, based on the number of Registrable Securities requested to be included in such Demand Registration by Holders. Any securities so excluded shall be withdrawn from and shall not be included in such Demand Registration.

                   Section 2.2. Piggyback Registrations. (a) Notwithstanding any limitation contained in Section 2.1, if the Issuer at any time after the date hereof and prior to the third anniversary of the date hereof proposes to effect any registration of Common Stock under the Securities Act (other than a registration on Form S-4 or Form S-8 promulgated by the Commission), whether for sale for the account of the Issuer or for the account of any holder of securities of the Issuer (other than Registrable Securities) (a "Piggyback Registration"), it will each such time give prompt written notice (a "Notice of Piggyback Registration") to all Holders of its intention to do so and of such Holders' rights under this Section 2.2, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. If any Holder delivers a written request for registration of Registrable Securities specifying the Registrable Securities intended to be disposed of to the Issuer within 15 days after such Holder receives a Notice of Piggyback Registration, the Issuer will include in the registration statement relating to such Piggyback Registration all Registrable Securities which the Issuer has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so to demand that such registration be effected as a Demand Registration under Section 2.1 (without the applicability of the waiting period referred to in Section 2.1(b)(i)), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Issuer of its obligations to effect Demand Registrations under Section 2.1.

                   (b) If, in connection with a Piggyback Registration, the Holders who have requested to include their Registrable Securities in such Piggyback Registration, are advised in writing (with a copy to the Issuer) by the lead or managing underwriter referred to in Section 2.3 that, in such underwriter's good faith view, all or a part of such Registrable

Securities and additional shares of Common Stock cannot be sold and the inclusion of such Registrable Securities and additional shares of Common Stock would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities and additional shares of Common Stock then contemplated, then the number of securities that can, in the good faith view of such underwriter, be sold in such offering without so adversely affecting such offering shall be allocated first, to the securities proposed by the Issuer to be sold for its own account, and second, to the Registrable Securities requested to be included in such Piggyback Registration by Holders. Any securities so excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

                   Section 2.3. Other Matters In Connection With Registrations. In the event that any public offering pursuant to this Agreement shall involve, in whole or in part, an underwritten offering, the Issuer shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering; provided, that in the case of a Demand Registration, such lead or managing underwriters must be reasonably acceptable to Holders holding a majority in interest of the Registrable Securities being registered in such offering.

                   Section 2.4. Certain Delay Rights. Notwithstanding anything else contained in this Agreement, with respect to any registration statement filed, or to be filed, pursuant to Section 2.1, if the Issuer provides written notice to each Holder that in the Issuer's good faith and reasonable judgment it would be materially disadvantageous to the Issuer (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus would materially interfere with any acquisition, financing or other material event or transaction in connection with which a registration of securities under the Securities Act for the account of the Issuer is then intended or the public disclosure of which at the time would be materially prejudicial to the Issuer (a "Disadvantageous Condition")) for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, the Issuer shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which the Issuer shall promptly deliver to each Holder). With respect to each Holder, upon the receipt by such Holder of any such notice of a Disadvantageous Condition in connection with a Demand Registration if so directed by the Issuer by notice as aforesaid, such Holder will deliver to the Issuer all copies, other than permanent filed copies then in such Holder's possession, of the prospectus then covering such Registrable Securities at the time of receipt of such notice as aforesaid. Notwithstanding anything else contained in this Agreement, neither the filing nor the effectiveness of any registration statement under Section 2.1 may be delayed for more than a total of 60 days pursuant to this Section 2.4.

                   Section 2.5. Expenses. Except as provided herein, the Issuer shall pay all Registration Expenses with respect to each registration hereunder. Notwithstanding the foregoing, (i) each Holder and the Issuer shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses, (ii) each Holder shall be responsible for the legal fees and expenses of its own counsel (except as provided in clause
(viii) of the definition of Registration Expenses), and (iii) each Holder shall be responsible for all underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sale of securities by such Holder.

                   Section 2.6. Registration and Qualification. If and whenever the Issuer is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 or 2.2, the Issuer shall as promptly as practicable (but subject to the provisions of Sections 2.1 and 2.2):

                   (a) prepare, file and cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the Holders' intended methods of disposition thereof;

                   (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (A) such time as all Registrable Securities proposed to be sold therein have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (B) the expiration of 30 days after such registration statement becomes effective, provided, that such 30-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (e) below is given by the Issuer to (y) the date on which the Issuer delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (e) below;

                   (c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such documents incorporated by reference in such registration statement or prospectus, as the Holders of Registrable Securities or such underwriter may reasonably request;

                   (d) furnish to any underwriter of such Registrable Securities an opinion of counsel for the Issuer and a "cold comfort" letter signed by the independent public accountants who have audited the financial statements of the Issuer included in the applicable registration statement, in each such case covering substantially such matters with respect to such registration statement (and the prospectus included therein) and the related offering as are customarily covered in opinions of issuer's counsel with respect thereto and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such underwriters may reasonably request;

                   (e) promptly notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2.1 or 2.2 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                   (f) use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated interdealer quotation system on which the Common Stock is then listed;

                   (g) use reasonable efforts to assist the Holders in the marketing of Common Stock in connection with underwritten offerings hereunder (including using reasonable best efforts to have officers of the Issuer attend "road shows" and analyst or investor presentations scheduled in connection with such registration); and

                   (h) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.1 or 2.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

                   Section 2.7. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.6(d). Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.8.

                   (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article II, the Issuer shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants (the identity and number of whom shall be reasonably acceptable to the Issuer), such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Issuer with its officers and the independent public accountants who have certified the financial statements of the Issuer as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                   Section 2.8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Issuer in writing by a Selling Holder expressly for use therein. The Issuer also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Issuer of the Selling Holder provided in this Section 2.8(a).

                   (b) Each Selling Holder agrees to indemnify and hold harmless the Issuer, its directors, the officers who sign the registration statement and each person, if any who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished in writing by such Selling Holder (or any representative thereof) expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Issuer provided in this Section 2.8(b).

                   (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 2.8 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

                   (d) If the indemnification provided for in this Section 2.8 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or a Selling Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 2.8, no Selling Holder shall
be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (e) The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

                   Section 2.9. Holdback Agreement. If a Demand Registration or Piggyback Registration pursuant to this Article II shall be in connection with an underwritten public offering of Registrable Securities, each Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Issuer (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the applicable registration statement.


                                    ARTICLE 3

                                  MISCELLANEOUS

                   Section 3.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                   Section 3.2. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

                   Section 3.3. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holders representing a majority of the Registrable Securities then held by all Holders.

                   Section 3.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy, or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the address or telecopy number set forth on the signature pages hereto or such other address as any party shall give the other parties hereto notice of in writing.

                   Section 3.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                   Section 3.6. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                   Section 3.7. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto, other than any Holder.

                   Section 3.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                   Section 3.9. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of any United States District Court sitting in the State of Delaware or any state court sitting in the City of Wilmington, Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 3.9 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                   Section 3.10. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                   Section 3.11. Counterparts. This Agreement may be executed in counterpart, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the Issuer and the Investors have caused this Agreement to be duly executed as of the day and year first above written.


                                       CONCORD EFS, INC.
                                       2525 Horizon Lake Drive
                                       Suite 120
                                       Memphis, TN 38133



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       [INVESTORS]


                                       [Insert Names and Addresses of Investors]